Exhibit 23.1

CONSENT OF INDEPENDENT REGISTRATED PUBLIC ACCOUNTING FIRM

Naked Brand Group Limited

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on our report dated May 8, 2020, relating to the consolidated financial statements and schedules of Naked Brand Group Limited, appearing in the Company’s Form 20-F, for the year ended January 31, 2020.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

BDO Audit Pty Ltd

Tim Aman

Director

Sydney, Australia

March 12, 2021